EXHIBIT 10.18

                                   AGREEMENT


         THIS AGREEMENT made and entered into this 1st day of April 1999, by and
between  IPVoice  Communications,   Inc.,  a  Nevada  corporation  ("IPVC")  and
Netgenie.com, LLC, an Arizona corporation ("NC").

         WHEREAS, IPVC is a provider of telephony services and NC is desirous of implementing such telephony services in the United States;

         WHEREAS, IPVC and NC have agreed upon a basis upon which NC shall provide a list of thirty (30) cities in the United States within twelve (12) months hereafter where IPVC will provide telephony services. NC will assist IPVC to secure telephone lines, Internet connections and co-location facilities in those cities. However; IPVC is responsible for implementing the equipment, telephone lines, internet facilities, collocation space, costs and contracts and so forth needed to ensure that the service is delivered in that city.

         NOW THEREFORE, for and in consideration of the mutual promises, convenience and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. The forgoing recitals and statements are true and correct and are incorporated herein by reference.

         2. NC shall market the telephony services set forth on Exhibit A hereto (incorporated herein by reference) in those specific 30 cities with twelve months from the date of this agreement, with a minimum of seventy five thousand preregistered customers in said cities for the prescribed services within a twelve month period to receive the compensation as described in section 9 (c) and 9 (d). IPVC is responsible to "qualify" the pre-registered customers via a live telephone call or Internet message to the customer of IPVC may choose to use a third-party verification company. This must be completed within 30 days from the date that the customer has pre-registered for the service. If this is not completed within thirty days, the customer will be deemed as qualified. The format as to what is considered "qualified" will be determined and agreed to by both parties. IPVC has the option not to "qualify" the customer.

         3. NC and IPVC shall each use its best efforts to establish and facilitate the location and allocation of the necessary internet facilities in each designated city.

         4. NC shall pay all expenses with respect to marketing and advertising as necessary to establish the base of pre-registered customers.

         5. NC shall spend any and all time necessary to market IPVC telephony services as set forth herein necessary to meet the terms of this agreement.

         6. IPVC shall deliver the products set forth in Exhibit B (incorporated herein by reference) so as to enable NC to market a flat rate product upon the terms and conditions specified in Exhibit C (incorporated herein by reference).

         7. NC shall be responsible for preparing and accurately presenting telephony product information to the customer base to be established. This

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information  must be supplied by IPVC  within 30 days of the  execution  of this agreement. Under the performance terms of this Agreement, a City shall be considered delivered by NC, when NC has fulfilled the terms and conditions set forth in paragraph 3 & 4 of this agreement and NC has also provided one hundred pre-registered customers as defined in paragraph two above. IPVC shall indemnify NC against all claims, suits, civil or administrative court proceedings or actions arising out of IPVC's performance and obligations to customers for its telephony services arising from this Agreement. NC shall only be liable to IPVC for the amount of the consideration transferred to NC of the value at the date of transfer from this Agreement, and neither shall be liable to the other under any circumstances for punitive, special or exemplary damages arising from its performance under the terms of this Agreement.

         8. IPVC in consultation with NC shall determine the actual pricing of the product and modification thereof as required. In the event IPVC and NC are unable to agree on such pricing issues, the decision of IPVC shall be final. IPVC's pricing decision must be reasonable under prevailing market, technical and economic conditions at that time.

         9. IPVC shall compensate NC for its services to the forgoing, compensation will be paid as follows:

                  (a..) An activation/setup fee and a monthly flat rate fee per customer is contemplated to be established, and in the event such fees are charged and paid by customers NC shall receive 50% of the activation/setup fee and 15% of monthly flat rate fees charged and paid by customers, all of such fees to be paid only for customers signed as a result of NC marketing efforts. This fee is to be paid to NC only during the time the customer is active up to a maximum of two (2) years from the initial activation month. IPVC shall pay NC within thirty (30) days of actual receipt of payment by customers for the activation/setup fee and within thirty (30) days of actual receipt of payment by customer for the monthly fees as paid by its customers under the terms of this Agreement. IPVC will provide a written monthly statement accounting to NC for all such charges received and setting forth NC's fees herein.

                  (b.) Upon the execution of this agreement NC shall receive from IPVC a total of 100,000 shares of restricted common stock of IPVC; provided however, should NC fail to deliver a minimum of eight (8) cities before December 31 1999, such consideration shall be fully refunded to IPVC without delay. IN the event that NC fails to meet these performance goals, NC shall either return the stock shares or their equivalent value at the time of their transfer. NC's performance, under the terms of this Agreement, is fully contingent upon the Contract between Benae International and IPVC. In the event that the Benae International contract is void, NC shall have the option to return these shares to IPVC thereby returning the parties to their status quo ante with NC's further obligations pursuant to the terms of this Agreement fully extinguished, without legal penalty.

                  (c) IPVC will issue to NC the following restricted shares of IPVC stock based on the following performance levels to be reached by NC:

                    1) 8 cities delivered within 90 days of execution of the agreement = 50,000 shares

                    2) 15 cities delivered within 150 days of execution of the agreement = 50,000 + shares from #1 above

                    3) Each additional city above the 15 delivered (from #2 above) before December 31 1999 = 10,000 shares per city up to a total of 30 cities.

These shares will be issued within 10 business days from the time the performance level is reached.


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                  (d) NC will be issued the  following  Warrants and Options for issuance of IPVC shares for two years at $2.50 per share based on the following customer levels as delivered through the efforts of NC on behalf of IPVC as follows:

                           (1) NC  shall  be  issued  a  year  $2.50  per  share
warrants to purchase 30,000 (thirty
thousand) shares for every block of 5,000 (five thousand) pre-registered customers up to achieving the goal of 75,000 pre-registered customers within a 12 month period. These warrants will be issued within 10 business days from the time the performance level is reached.

                  (e) IPVC should cause an attorney's opinion letter to be sent via facsimile to NC which outlines the terms contained herein by no later than Thursday, April 1, 1999, 5pm. If not, this signed agreement shall become null and void and unenforceable.

                  (f) Any shares issued in connection herewith shall be adjusted for and subject to any common stock reorganization conducted by IPVC.

                  10. Term and Termination: This agreement shall commence on execution date and shall be effective for a period of one calendar year. Except as otherwise provided herein, in the event that either party hereto fails to perform its material obligation hereunder or breaches the terms or conditions hereof, the other Party, may at its option, give written notice to the party which has failed to perform or has a material breach of this Agreement of its intention to terminate this Agreement unless such material breach or failure of performance is remedied within fifteen (15) days of such notice. Should the breaching party fail to cure such breach within that time period, the noticing party may terminate this agreement.

                  11. Dispute Resolution Policy: Binding Arbitration: The sole and exclusive venue and jurisdiction for resolving any controversy, dispute or claim between or involving the parties to this Agreement shall be Phoenix, Arizona, pursuant to the Netgenie dispute resolution policy, a copy of which is attached hereto an Exhibit "D" and incorporated herein by this reference, or, if appropriate under the Netgenie Dispute Resolution procedures, a court of competent jurisdiction located in the State of Arizona, Maricopa County.

         IN TESTIMONY WHEREOF, witness the signatures of the parties hereto.


   IPVoice COMMUNICATIONS, INC.                   Netgenie.com, LLC

   /s/ Barbara S. Will                            /s/ Harry Tahliani
   --------------------                           ---------------------
   Barbara S. Will                                Harry Tahliani
   President/COO/Chairperson                      President/CEO


   Anthony K. Welch
   an authorized representative
   Executive Vice President/Secretary




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                                    Exhibit A

Subject cities to be included:

     1.       Seattle
     2.       San Francisco
     3.       San Jose
     4.       Los Angeles
     5.       San Diego
     6.       Denver
     7.       Phoenix
     8.       Dallas
     9.       Houston
     10.      Chicago
     11.      Detroit
     12.      Atlanta
     13.      Washington, D.C.
     14.      Philadelphia
     15.      New York City
     16.      Boston
     17.      Salt Lake City
     18.      Las Vegas
     19.      Baltimore
     20.      St. Louis
     21.      Cincinnati
     22.      Orlando
     23.      Tampa
     24.      Miami
     25.      Newark
     26.      Long Island
     27.      Toronto
     28.      Vancouver
     29.      Calgary
     30.      Montreal


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                                    Exhibit B

The TrueChoice products are all prepaid. Customer may elect to pay 30 days in advance or IPVoice and deducted the payment from their charge card.


IPVoice  TrueChoice I

         Residential calling                prepaid

         $50.00 sign up

         $25.00 per month

         User may call any domestic city in the USA on the IPVoice network for a flat rate of $25.00

         All cities off the network will be billed at  $0.10 per minute


IPVoice  TrueChoice II

         Business that have average billing of  $1.00  to $5000.00

         Small Business                     Pre Paid

         $250.00 sign up

         $100.00 per month

         User may call any domestic city in the USA on the IPVoice network for a flat rate of $100.00

         All cities off the network will be billed at  $0.09 per min


IPVoice  TrueChoice Calling Card

         If used in conjunction with any of the above programs

         $10.00 sign up fee

         $10.00 per month

         User may call any domestic city in the USA on the IPVoice network for a flat rate of $10.00

         All cities off the network will be billed at  $0.15 per min


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                                    Exhibit C


NC will be compensated for sales under the following terms and conditions:

A. Any charge-backs or customer disputes and non-payments will be withheld from the following month's commissions. NC will have 30 days to assist IPVC with any customer disputes.


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Exhibit D

                                Netgenie.com, LLC

                            DISPUTE RESOLUTION POLICY


     If a dispute arises relating to any relationship between netgenie.com
LLC and IPVC arising out of the duties or obligations contained in the parties' agreement, it is expected that the parties will attempt in good faith to resolve any such dispute in an amicable and mutually satisfactory manner.

     In the event such efforts are unsuccessful, either Party may serve a notice of mediation/arbitration ("Notice of Mediation/Arbitration") on the other Party. Notice of Mediation/Arbitration shall be personally delivered or sent by prepaid registered airmail or air courier, and shall be effective on receipt thereof by the Party to whom it is addressed. Proof of receipt shall be a receipt signed by any officer or responsible official of the Party to whom it is addressed. The Notice of Mediation/Arbitration shall be dated, and without prejudice to any right under the Rules permitting subsequent modifications, shall specify the claims or issues which are to be subjected to mediation/arbitration.

IF DIFFERENCES CANNOT BE RESOLVED BY MEDIATION THE PARTIES AGREE THAT IN ORDER TO PROMOTE TO THE FULLEST EXTENT REASONABLY POSSIBLE A MUTUALLY AMICABLE RESOLUTION OF THE DISPUTE IN A TIMELY, EFFICIENT AND COST-EFFECTIVE MANNER, THEY WILL WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY AND SETTLE THEIR DISPUTE BY SUBMITTING THE CONTROVERSY TO ARBITRATION IN ACCORDANCE WITH THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION (AA.A.A.@) EXCEPT THAT ALL PARTIES SHALL BE ENTITLED TO ALL DISCOVERY RIGHTS ALLOWED UNDER THE FEDERAL RULES OF CIVIL PROCEDURE AS THOSE RULES EXIST IN THE UNITED STATES FEDERAL COURT FOR THE DISTRICT OF ARIZONA.

     The Parties shall attempt to select a mutually agreeable mediator/arbitrator from A.A.A.'s Panel of Mediators/Arbitrators. If no agreement is reached within fifteen (15) days of the first written notice of intent to mediate/arbitrate, the current Director of Professional Services for A.A.A. in Arizona shall serve as the mediator/arbitrator.

     The Arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. '1 et. seq., and the judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. Either Party may elect to participate in the arbitration telephonically. Any substantive or procedural rights other than the enforceability of the arbitration agreement shall be governed by Arizona law, without regards to Arizona's conflict of laws principles.

     The Parties further expressly agree that (i) the arbitrator shall only reach his decision by applying strict rules of law to the facts, (ii) the arbitration shall be conducted in the English language, in Maricopa County, Arizona, (iii) the Party in whose favor the arbitration award is rendered shall be entitled to recover costs and expenses of the arbitration including, but not limited to, attorneys' fees and the cost and expense of administration of the arbitration proceedings, and any costs and attorney's fees incurred in executing on or enforcing the arbitration award, and (iv) the arbitral award shall be issued in Maricopa County, Arizona, U.S.A.

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     Except as provided in the following  sentences,  no party shall be entitled to commence or maintain any action in a court of law upon any matter in dispute until such matter shall have been submitted and determined as provided herein and then only for the enforcement of such arbitration award. Provided that, notwithstanding this dispute resolution policy, either party may apply to a court of competent jurisdiction in Maricopa County, Arizona, to seek injunctive relief before or after the pendency of any arbitration proceeding. The institution of any action for injunctive relief shall not constitute a waiver of the right or obligation of any party to submit any claim seeking relief other than injunctive relief to arbitration. Judgment upon the award may be entered by the United States Federal District Court or Maricopa County Superior Court located in the State of Arizona, or application may be made to such court for the judicial acceptance of the award and order of enforcement, as the case may be, if the Arbitrator's award or decision is not complied with within seven (7) days of the Arbitrator's decision.

     Arbitration shall be the sole and exclusive procedure for resolution of disputes between the parties, including any disputes that might arise after termination of this Agreement.



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